                                                                   Exhibit 10(n)

                           AIA Document A111 (1987 Edition)

                   Standard Form of Agreement between Owner
                          and Contractor (Buildings)

     THIS AGREEMENT is executed on _______________ ___, 1994 but shall be effective for all purposes as of August 2, 1993 by and between AmSouth Bank N.A., a national banking association ("Owner"), P. O. Box 11007, Birmingham, Alabama 35288 and Brasfield & Gorrie, General Contractor, Inc. ("Contractor"), a Delaware Corporation, 729 South 30th Street, Birmingham, Alabama 35233.

                                  Background

     The Owner and Contractor entered into that certain Standard Form of Agreement Between Owner and contractor dated as of August 2, 1993 (the "Original Agreement") which provided for the construction of both the buildings and the infrastructure associated with the buildings in the AmSouth Riverchase Administrative Offices and Training Facility located on approximately ninety-three (93) acres of land in Riverchase in Hoover, Alabama. After some of the construction had been done, AmSouth entered into an agreement to sell the buildings to Sun Riverchase Limited Partnership ("Sun Riverchase").

     In connection with that sale, the parties agreed that the Owner would assign the Original Agreement to Sun Riverchase insofar as it governs and provides for the construction of the buildings. The portion of the Original Agreement that governs and provides for the construction of the infrastructure will not be assigned, but will remain in effect between the Owner and the Contractor. In order to accomplish this, the Owner and the Contractor have agreed to divide the Original Agreement into two (2) agreements. This Agreement governs and provides for the construction of the buildings. Contemporaneously with the execution of this Agreement, the Owner and the Contractor are entering into that certain Standard Form of Agreement Between Owner and Contractor (Infrastructure) that governs and provides for the construction of the infrastructure.

                                   Agreement

     NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the Owner and the Contractor hereby agree as follows:

                                                                   EXHIBIT 10(n)

THE FOLLOWING DOCUMENT IS A REPRODUCTION OF AIA DOCUMENT A111, STANDARD FORM OF AGREEMENT BETWEEN OWNER AND CONTRACTOR PRINTED BY THE AMERICAN INSTITUTE OF ARCHITECTS, TENTH EDITION. THE BRACKETED PARAGRAPHS NUMBERED 12.6 THROUGH
12.6.3 AND PART OF 15.1 THROUGH 15.4 ARE MARKED THROUGH ON THE PRINTED ORIGINAL AND THE PARTIES TO THE AGREEMENT HAVE AGREED TO EXCLUDE THOSE PARAGRAPHS FROM THE AGREEMENT.

                               AIA Document A111

                          Standard Form of Agreement
                         Between Owner and Contractor
                       where the basis of payment is the
                          COST OF THE WORK PLUS A FEE
                  with or without a Guaranteed Maximum Price

                                 1987 EDITION

                THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES;
         CONSULTATION WITH AN ATTORNEY IS ENCOURAGED WITH RESPECT TO
                        ITS COMPLETION OR MODIFICATION.

 This document has been approved and endorsed by The Associated General
                            Contractors of America.

AGREEMENT

made as of the 2nd day of August in the year of Nineteen Hundred and
Ninety-Three
BETWEEN the Owner:                  AmSouth Bank N.A.
(Name and address)                  Post Office Box 11007
                                    Birmingham, Alabama  35288

and the Contractor:                 Brasfield & Gorrie General Contractor, Inc.
(Name and address)                  729 South 30th Street
                                    Birmingham, Alabama  35233

the Project is:                     AmSouth Riverchase Administrative
(Name and address)                  Offices and Training Facility
                                    Riverchase Parkway and Parkway
                                    Office Circle
                                    Hoover, Alabama

the Architect:                      Lohan Associates, Inc.
(Name and address)                  225 North Michigan Avenue, Suite 800
                                    Chicago, Ill  60601

The Owner and Contractor agree as set forth below.

                                   ARTICLE 1
                                   ---------

                            THE CONTRACT DOCUMENTS

1.1 The Contract Documents consist of this Agreement, General Conditions of the Contract attached hereto, Drawings, Specifications, addenda issued prior and subsequent to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement: these form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents, other than Modifications, appears in
Article 16. If anything in the other Contract Documents is inconsistent with this Agreement, this Agreement shall govern.

                                   ARTICLE 2
                                   ---------

                           THE WORK OF THIS CONTRACT

2.1 The Contractor shall execute the entire Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others, or as follows:

Two administrative office buildings, a pedestrian connector between them, a parking deck and a training facility for the AmSouth Bank
Administrative/Training Facility Phase I located on approximately 93 acres of land in Riverchase in Hoover, Alabama.

Attached hereto as Exhibit A is a line item budget and schedule of values, both in effect as of the date this Agreement is executed, which set out in more detail the scope of the Project.

                                   ARTICLE 3
                                   ---------

                          RELATIONSHIP OF THE PARTIES

3.1 The Contractor accepts the relationship of trust and confidence established by this Agreement and covenants with the Owner to cooperate with the Architect and utilize the Contractor's best skill, efforts and judgment in furthering the interests of the Owner; to furnish efficient business administration and supervision; to make best efforts to furnish at all times an adequate supply of workers and materials; and to perform the Work in the best way and most expeditious and economical manner consistent with the interests of the Owner. The Owner agrees to exercise best efforts to enable the Contractor to perform the Work in the best way and most expeditious manner by furnishing and approving in a timely way information required by the Contractor and making payments to the Contractor in accordance with requirements of the Contract Documents.

                                   ARTICLE 4
                                   ---------

                DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

4.1 The date of commencement is the date from which the Contract Time of Subparagraph 4.2 is measured; it shall be the date of this Agreement, as first written above, unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.

(Insert the date of commencement, if it differs from the date of this Agreement or, if applicable, state that the date will be fixed in a notice to proceed.)

The date of commencement shall be the date so designated in a notice to proceed issued by the Owner, which date must be on or after the date on which a building permit for the Project has been issued by the City of Hoover. Unless the date of commencement is established by a notice to proceed issued by the Owner, the Contractor shall notify the Owner in writing not less than five days before commencing the Work to permit the timely filing of mortgages, mechanic's liens and other security interests.

4.2 The contractor shall achieve Substantial Completion of the entire Work not later than a date to be agreed upon by the Owner and Contractor at a later date, subject to adjustments of this Contract Time as provided in the Contract Documents. The Contractor agrees that at least 105,000 square feet of usable space on three contiguous floors (the "Space") must be substantially complete in time for the Owner's employees to fully occupy the Space and conduct business therein on June 1, 1995.

(Insert the calendar date or number of calendar days after the date of commencement. Also insert any requirements for earlier Substantial Completion of certain portions of the Work, if not stated elsewhere in the Contract Documents.)

(Insert provisions, if any, for liquidated damages relating to failure to complete on time.)

The Contractor acknowledges that the Owner will need to begin moving into the Space and otherwise preparing the Space for occupancy as administrative offices prior to June 1 so that the Owner can fully conduct its business therein on and after June 1, and the Contractor will cooperate with and assist the Owner in so doing. The Owner agrees that the Space may be located on the top three floors of the North administrative office building.


                                   ARTICLE 5
                                   ---------

                                 CONTRACT SUM

5.1 The Owner shall pay the Contractor in current funds for the Contractor's performance of the Contract the Contract Sum consisting of the Cost of the Work as defined in Article 7 less the cost of all materials and equipment which are purchased on behalf of the Owner by the Contractor or a Subcontractor, as Agent for the Owner, and for which the Owner pays the vendor thereof directly and the Contractor's Fee determined as follows:

(State a lump sum, percentage of Cost of the Work or other provision for determining the Contractor's Fee, and explain how the Contractor's Fee is to be adjusted for changes in the Work.)

The Contractor's Fee shall be Four Percent. (4%) of the Cost of the work.

5.2       GUARANTEED MAXIMUM PRICE (IF APPLICABLE)

5.2.1 The sum of the Cost of the Work and the Contractor's Fee is guaranteed by the Contractor not to exceed an amount to be determined at a later date; provided however that the cost of the work and the Contractor's Fee shall in no
event exceed $62,167,864.00, Dollars ($           ), subject to additions and
deductions by Change Order as provided in the Contract Documents. Such maximum sum is referred to in the Contract Documents as the

Guaranteed Maximum Price. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Contractor without reimbursement by the Owner.

(Insert specific provisions if the Contractor is to participate in any savings.)

5.2.2 The Guaranteed Maximum Price is based upon the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:

(State the numbers or other identification of accepted alternates, but only if a Guaranteed Maximum Price is inserted in Subparagraph 5.2.1. If decisions on other alternates are to be made by the Owner subsequent to the execution of this Agreement, attach a schedule of such other alternates showing the amount for each and the date until which that amount is valid.)

5.2.3     The amounts agreed to for unit prices, if any, are as follows:

(State unit prices only if a Guaranteed Maximum Price is inserted in Subparagraph 5.2.1.)

                                   ARTICLE 6
                                   ---------

                              CHANGES IN THE WORK

6.1       CONTRACTS WITH A GUARANTEED MAXIMUM PRICE

6.1.1 Adjustments to the Guaranteed Maximum Price on account of changes in the Work may be determined by any of the methods listed in Subparagraph 7.3.3 of the General Conditions.

6.1.2 In calculating adjustments to subcontracts (except those awarded with the Owner's prior consent on the basis of cost plus a fee), the terms "cost" and "fee" as used in Clause 7.3.3.3 of the General Conditions and the terms "costs" and "a reasonable allowance for overhead and profit" as used in subparagraph
7.3.6 of the General Conditions shall have the meanings assigned to them in the General Conditions and shall not be modified by Articles 5, 7 and 8 of this Agreement. Adjustments to subcontracts awarded with the Owner's prior consent on the basis of cost plus a fee shall be calculated in accordance with the terms of those subcontracts.

6.1.3 In calculating adjustments to this Contract, the terms "cost" and "costs" as used in the above-referenced provisions of the General Conditions shall mean the Cost of the Work as defined in Article 7 of this Agreement and the terms "fee" and "a reasonable allowance for overhead and profit" shall mean the Contractor's Fee as defined in Paragraph 5.1 of this Agreement.

6.2       CONTRACTS WITHOUT A GUARANTEED MAXIMUM PRICE

6.2.1 Increased costs for the items set forth in Article 7 which result from changes in the Work shall become part of the cost of the Work, and the Contractor's Fee shall be adjusted as provided in Paragraph 5.1.

6.3       ALL CONTRACTS

6.3.1 If no specific provision is made in Paragraph 5.1 for adjustment of the Contractor's Fee in the case of changes in the Work, or if the extent of such changes is such, in the aggregate, that application of the adjustment provisions of Paragraph 5.1 will cause substantial inequity to the Owner or Contractor, the Contractor's Fee shall be equitably adjusted on the basis of the Fee established for the original Work.

                                   ARTICLE 7
                                   ---------

                               COST OF THE WORK

7.1 The term Cost of the Work shall mean costs necessarily incurred by the Contractor in the proper performance of the Work plus the cost of all materials and equipment which are purchased on behalf of the Owner by the Contractor or a Subcontractor, as Agent for the Owner, and for which the Owner pays the Vendor thereof directly. Such costs shall be at rates not higher than the standard paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in this Article 7.

7.1.1     LABOR COSTS

7.1.1.1 Wages of construction workers directly employed by the Contractor to perform the construction of the Work at the site or, with the Owner's agreement, at off-site workshops.

7.1.1.2 Wages or salaries of the Contractor's supervisory and administrative personnel when stationed at the site with the Owner's agreement.


It is intended that all or part of the wages or salaries of certain personnel stationed at the Contractor's principal or other offices shall be included in the Cost of the Work when and as approved by the Owner.

7.1.1.3 Wages and salaries of the Contractor's supervisory or administrative personnel engaged, at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work.

7.1.1.4 Costs paid or incurred by the Contractor for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions, provided such costs are based on wages and salaries included in the Cost of the Work under Clauses 7.1.1.1 through 7.1.1.3.

7.1.2     SUBCONTRACT COSTS

Payments made by the Contractor to Subcontractors in accordance with the requirements of the subcontracts.

7.1.3     COSTS OF MATERIALS AND EQUIPMENT
          INCORPORATED IN THE COMPLETED CONSTRUCTION

7.1.3.1 Costs (net of discounts), including transportation, of materials and equipment incorporated or to be incorporated in the completed construction.

7.1.3.2 Costs of materials described in the preceding Clause 7.1.3.1 in excess of those actually installed but required to provide reasonable allowance for waste and for spoilage. Unused excess materials, if any, shall be handed over to the Owner at the completion of the Work or, at the Owner's option, shall be sold by the Contractor; amounts realized, if any, from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

7.1.4     COSTS OF OTHER MATERIALS AND EQUIPMENT,
          TEMPORARY FACILITIES AND RELATED ITEMS

7.1.4.1 Costs, including transportation, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Contractor at the site and fully consumed in the performance of the Work; and cost less salvage value on such items if not fully consumed, whether sold to others or retained by the Contractor. Cost for items previously used by the Contractor shall mean fair market value.

7.1.4.2 Rental charges for temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Contractor at the site, whether rented from the Contractor or others, and costs of transportation, installation, minor repairs and replacements, dismantling and removal thereof. Rates and quantities of equipment rented shall be subject to the Owner's prior approval.

7.1.4.3   Costs of removal of debris from the site.

7.1.4.4 Costs of telegrams and long-distance telephone calls, postage and parcel delivery charges, telephone service at the site and reasonable petty cash expenses of the site office.

7.1.4.5 That portion of the reasonable travel and subsistence expenses of the Contractor's personnel incurred while traveling in discharge of duties connected with the Work.

7.1.5     MISCELLANEOUS COSTS

7.1.5.1 That portion directly attributable to this Contract of premiums for insurance and bonds.

7.1.5.2 Sales, use or similar taxes imposed by a governmental authority which are related to the Work and for which the Contractor is liable.

7.1.5.3 Fees and assessments for the building permit and for other permits, licenses and inspections for which the Contractor is required by the Contract Documents to pay.

7.1.5.4 Fees of testing laboratories for tests required by the Contract Documents, except those related to defective or nonconforming Work for which reimbursement is excluded by Subparagraph 13.5.3 of the General Conditions or other provisions of the Contract Documents and which do not fall within the scope of Subparagraphs 7.2.2 through 7.2.4 below.

7.1.5.5 Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents; the cost of defending suits or claims for infringement of patent rights arising from such requirement by the Contract Documents; payments made in accordance with legal judgments against the Contractor resulting from such suits or claims and payments of settlements made with the Owner's consent; provided, however, that such costs of legal defenses, judgment and settlements shall not be included in the calculation of the Contractor's Fee or of a Guaranteed Maximum Price, if any, and provided that such royalties, fees and costs are not excluded by the last sentence of Subparagraph 3.17.1 of the General Conditions or other provisions of the Contract Documents.

7.1.5.6 Deposits lost for causes other than the Contractor's fault or negligence.

7.1.6     OTHER COSTS

7.1.6.1 Other costs incurred in the performance of the Work if and to the extent approved in advance in writing by the Owner.

7.2       EMERGENCIES: REPAIRS TO DAMAGED, DEFECTIVE OR NONCONFORMING WORK

The Cost of the Work shall also include costs described in Paragraph 7.1 which are incurred by the Contractor:

7.2.1 In taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Paragraph 10.3 of the General Conditions.

7.2.2 In repairing or correcting Work damaged or improperly executed by construction workers in the employ of the Contractor, provided such damage or improper execution did not result from the fault or negligence of the Contractor or the Contractor's foremen, engineers or superintendents, or other supervisory, administrative or managerial personnel of the Contractor.

7.2.3 In repairing damaged work other than that described in Subparagraph 7.2.2, provided such damage did not result from the fault or negligence of the Contractor or the Contractor's personnel, and only to the extent that the cost of such repairs is not recoverable by the Contractor from others and the Contractor is not compensated therefor by insurance or otherwise.

7.2.4 In correcting defective or nonconforming Work performed or supplied by a Subcontractor or material supplier and not corrected by them, provided such defective or nonconforming Work did not result from the fault or neglect of the Contractor or the Contractor's personnel adequately to supervise and direct the Work of the Subcontractor or material supplier, and only to the extent that the cost of correcting the defective or nonconforming Work is not recoverable by the Contractor from the Subcontractor or material supplier.

                                   ARTICLE 8
                                   ---------

                          COSTS NOT TO BE REIMBURSED

8.1       The cost of the work shall not include:

8.1.1 Salaries and other compensation of the Contractor's personnel stationed at the Contractor's principal office or offices other than the site office, except as specifically provided in Clauses 7.1.1.2 and 7.1.1.3 or as may be provided in Article 14.

8.1.2 Expenses of the Contractor's principal office and offices other than the site office.

8.1.3     Overhead and general expenses, except as may be expressly included in
Article 7.

8.1.4 The Contractor's capital expenses, including interest on the Contractor's capital employed for the Work.

8.1.5 Rental costs of machinery and equipment, except as specifically provided in Clause 7.1.4.2.

8.1.6     Except as provided in Subparagraphs 7.2.2 through 7.2.4 and Paragraph
13.5 of this Agreement, costs due to the fault or negligence of the Contractor, Subcontractors, anyone directly or indirectly employed by any of them, or for whose acts any of them may be liable, including but not limited to costs for the correction of damaged, defective or nonconforming Work, disposal and replacement of materials and equipment incorrectly ordered or supplied, and making good damage to property not forming part of the Work.

8.1.7     Any cost not specifically and expressly described in Article 7.

8.1.8 Costs which would cause the Guaranteed Maximum Price, if any, to be exceeded.

                                   ARTICLE 9
                                   ---------

                        DISCOUNTS, REBATES AND REFUNDS

9.1 Cash discounts on payments made by the Owner shall accrue to the Owner. Cash discounts obtained on payments made by the Contractor shall accrue to the Owner if (1) before making the payment, the Contractor included them in an Application for Payment and received payment therefor from the Owner, or (2) the Owner has deposited funds with the Contractor with which to make payments;
otherwise, cash discounts shall accrue to the Contractor. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Contractor shall make provisions so that they can be secured.

9.2 Amounts which accrue to the Owner in accordance with the provisions of Paragraph 9.1 shall be credited to the Owner as a deduction from the Cost of the Work.


                                  ARTICLE 10
                                  ----------

                       SUBCONTRACTS AND OTHER AGREEMENTS

10.1 Those portions of the Work that the Contractor does not customarily perform with the Contractor's own personnel shall be performed under subcontracts or by other appropriate agreements with the Contractor. The Contractor shall obtain bids from Subcontractors and from suppliers of materials or equipment fabricated especially for the Work and shall deliver such bids to the Architect. The Owner will then determine, with the advice of the Contractor and subject to the reasonable objection of the Architect, which bids will be accepted. The Owner may designate specific persons or entities from whom the Contractor shall obtain bids; however, if a Guaranteed Maximum Price has been established, the Owner may not prohibit the Contractor from obtaining bids from others. The Contractor shall not be required to contract with anyone to whom the Contractor has reasonable objection.

10.2 If a Guaranteed Maximum Price has been established and a specific bidder among those whose bids are delivered by the Contractor to the Architect
(1) is recommended to the Owner by the Contractor; (2) is qualified to perform that portion of the Work; and (3) has submitted a bid which conforms to the requirements of the Contract Documents without reservations or exceptions, but the Owner requires that another bid be accepted; then the Contractor may require that a Change Order be issued to adjust the Guaranteed Maximum Price by the difference between the bid of the person or entity recommended to the Owner by the Contractor and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Owner.

10.3 Subcontracts or other agreements shall conform to the payment provisions of Paragraphs 12.7 and 12.8, and shall not be awarded on the basis of cost plus a fee without the prior consent of the Owner.

                                  ARTICLE 11
                                  ----------

                              ACCOUNTING RECORDS

11.1 The Contractor shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Contract; the accounting and control systems shall be satisfactory to the Owner. The Owner and the

Owner's accountants shall be afforded access to the Contractor's records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda and other data relating to this Contract, and the Contractor shall preserve these for a period of three years after final payment, or for such longer period as may be required by law.

                                  ARTICLE 12
                                  ----------

                               PROGRESS PAYMENTS

12.1 Based upon Applications for Payment submitted to the Architect by the Contractor and Statements for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

12.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

12.3 Provided an Application for Payment is received by the Architect not later than the 13th day of a month, the Owner shall make payment to the Contractor not later than the 2nd day of the following month. If an Application for Payment is received by the Architect after the application date fixed above, payment shall be made by the Owner not later than 15 days after the Architect receives the Application for Payment.

12.4 With each Application for Payment the Contractor shall submit payrolls, petty cash accounts, receipted invoices or invoices with check vouchers attached, and any other evidence required by the Owner or Architect to demonstrate that cash disbursements already made by the Contractor on account of the Cost of the Work equal or exceed (1) progress payments already received by the Contractor; less (2) that portion of those payments attributable to the Contractor's Fee; plus (3) payrolls for the period covered by the present Application for Payment; plus (4) retainage provided in Subparagraph 12.5.4, if any, applicable to prior progress payments.

12.5      CONTRACTS WITH A GUARANTEED MAXIMUM PRICE

12.5.1 Each Application for Payment shall be based upon the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Guaranteed Maximum Price among the various portions of the Work, except that the Contractor's Fee shall be shown as a single separate item. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor's Applications for Payment.

12.5.2 Applications for Payment shall show the percentage completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage completion shall be the lesser of (1) the percentage of that portion of the Work which has actually been completed or (2) the percentage obtained by dividing (a) the expense which has actually been incurred by the Contractor on account of that portion of the Work for which the Contractor has made or intends to make actual payment prior to the next Application for Payment by (b) the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values.

12.5.3 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

12.5.3.1 Take that portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values. Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute may be included as provided in Subparagraph 7.3.7 of the General Conditions, even though the Guaranteed Maximum Price has not yet been adjusted by Change Order.

12.5.3.2 Add that portion of the Guaranteed Maximum Price properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing.

12.5.3.3 Add the Contractor's Fee, less retainage of two percent (2%). The Contractor's Fee shall be computed upon the Cost of the Work described in the two preceding Clauses at the rate stated in Paragraph 5.1 or, if the Contractor's Fee is stated as a fixed sum in that Paragraph, shall be an amount which bears the same ratio to that fixed-sum Fee as the Cost of the Work in the two preceding Clauses bears to a reasonable estimate of the probable Cost of the Work upon its completion.

12.5.3.4 Subtract the aggregate of previous payments made by the Owner, and the aggregate cost of all materials and equipment which were purchased on behalf of the Owner by the Contactor or a Subcontractor, as Agent of the Owner, and for which the Owner paid the vendor thereof directly.

12.5.3.5 Subtract the shortfall, if any, indicated by the Contractor in the documentation required by Paragraph 12.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner's accountants in such documentation.

12.5.3.6 Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Paragraph 9.5 of the General Conditions.

12.5.4    Additional retainage, if any, shall be as follows:
(If it is intended to retain additional amounts from progress payments to the Contractor beyond (1) the retainage from the Contractor's Fee provided in Clause 12.5.3.3.(2) the retainage from Subcontractors provided in Paragraph 12.7 below, and (3) the retainage, if any, provided by other provisions of the Contract, insert provision for such additional retainage here. Such provision, if made, should also describe any arrangement for limiting or reducing the amount retained after the Work reaches a certain state of completion.)
See Subparagrah 9.8.3 of the General Conditions for the amount to be withheld by the Owner from the payment due the Contractor upon Substantial Completion.

12.7 Except with the Owner's prior approval, payments to Subcontractors included in the Contractor's Applications for Payment shall not exceed an amount for each Subcontractor calculated as follows:

12.7.1 Take that portion of the Subcontract Sum properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Subcontractor's Work by the share of the total Subcontract Sum allocated to that portion in the Subcontractor's schedule of values, less retainage of ten percent (10%).* Pending final determination of amounts to be paid to the Subcontractor for changes in the Work, amounts not in dispute may be included as provided in Subparagraph 7.3.7 of the General Conditions even though the Subcontract Sum has not yet been adjusted by Change Order.

12.7.2 Add that portion of the Subcontract Sum properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing, less retainage of ten percent (10%).*

12.7.3 Subtract the aggregate of previous payments made by the Contractor to the Subcontractor and the aggregate cost of all materials and equipment which were purchased on behalf of the Owner by the Contractor or a Subcontractor, as Agent of the Owner, and for which the Owner paid the Vendor thereof directly.

12.7.4 Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment by the Owner to the Contractor for reasons which are the fault of the Subcontractor.

12.7.5 Add, upon Substantial Completion of the entire Work of the Contractor, a sum sufficient to increase the total payments to the Subcontractor to one hundred percent (100%) of the Subcontract Sum, less amounts, if any, for incomplete Work and unsettled claims; and, if final completion of the entire Work is thereafter materially delayed through no fault of the Subcontractor, add any additional amounts payable on account of Work of the Subcontractor in accordance with Subparagraph 9.10.3 of the General Conditions.

(If it is intended, prior to Substantial Completion of the entire Work of the Contractor, to reduce or limit the retainage from Subcontractors resulting from the percentages inserted in Subparagraphs 12.7.1 and 12.7.2 above, and this is not explained elsewhere in the Contract Documents, insert here provisions for such reduction or limitation.)

          * The retainage withheld from Subcontractors with subcontracts providing for payment of costs plus a fee, with a guaranteed maximum price shall be Two percent (2%).

          If recommended by the General Contractor, retainage will not be withheld after Subcontractors' work is fifty percent. (50%) complete.

The Subcontract Sum is the total amount stipulated in the subcontract to be paid by the Contractor to the Subcontractor for the Subcontractor's performance of the subcontract.

12.8 Except with the Owner's prior approval, the Contractor shall not make advance payments to suppliers for materials or equipment which have not been delivered and stored at the site.

12.9 In taking action on the Contractor's Applications for Payment, the Architect shall be entitled to rely on the accuracy and completeness of the information furnished by the Contractor and shall not be deemed to represent that the Architect has made a detailed examination, audit or arithmetic verification of the documentation submitted in accordance with Paragraph 12.4 or other supporting data; that the Architect has made exhaustive or continuous on-site inspections or that the Architect has made examinations to ascertain how or for what purposes the Contractor has used amounts previously paid on account of the Contract. Such examinations, audits and verifications, if required by the Owner, will be performed by the Owner's accountants acting in the sole interest of the Owner.

                                  ARTICLE 13
                                  ----------

                                 FINAL PAYMENT

13.1 Final payment shall be made by the Owner to the Contractor when (1) the Contract has been fully performed by the Contractor except for the Contractor's responsibility to correct defective or nonconforming Work, as provided in Subparagraph 12.2.2 of the General Conditions, and to satisfy other requirements, if any, which necessarily survive final payment; (2) a final Application for Payment and a final accounting for the Cost of the Work have been submitted by the Contractor and reviewed by the Owner's accountants; and
(3) a final Statement for Payment has then been issued by the Architect as provided in Subparagraph 9.10.1 of the General Conditions; such final payment shall be made by the Owner not more than 30 days after the issuance of the Architect's final Statement for Payment, or as follows:

13.2      The amount of the final payment shall be calculated as follows:

13.2.1 Take the sum of the Cost of the Work substantiated by the Contractor's final accounting and the Contractor's Fee; but not more than the Guaranteed Maximum Price, if any.

13.2.2 Subtract amounts, if any, for which the Architect withholds, in whole or in part, a final Certificate for Payment as provided in Subparagraph 9.5.1 of the General Conditions or other provisions of the Contract Documents.

13.2.3 Subtract the aggregate of previous payments made by the Owner and the aggregate cost of all materials and equipment which were purchased on behalf of the Owner by the Contractor or a Subcontractor, as Agent of the Owner, and for which the Owner paid the Vendor thereof directly.

If the aggregate of previous payments made by the Owner exceeds the amount due the Contractor, the Contractor shall reimburse the difference to the Owner.

13.3 The Owner's accountants will review and report in writing on the Contractor's final accounting within 30 days after delivery of the final accounting to the Architect by the Contractor. Based upon such Cost of the Work as the Owner's accountants report to be substantiated by the Contractor's final accounting, and provided the other conditions of Paragraph 13.1 have been met, the Architect will, within seven days after receipt of the written report of the Owner's accountants, either issue to the Owner a final Statement for Payment with a copy to the Contractor, or notify the Contractor and Owner in writing of the Architect's reasons for withholding a Statement as provided in Subparagraph
9.5.1 of the General Conditions. The time periods stated in this Paragraph 13.3 supersede those stated in Subparagraph 9.4.1 of the General Conditions.

13.4 If the Owner's accountants report the Cost of the Work as substantiated by the Contractor's final accounting to be less than claimed by the Contractor, the Contractor shall be entitled to demand arbitration of the disputed amount without a further decision of the Architect. Such demand for arbitration shall be made by the Contractor within 30 days after the Contractor's receipt of a copy of the Architect's final Statement for Payment: failure to demand arbitration within this 30-day period shall result in the substantiated amount reported by the Owner's accountants becoming binding on the Contractor. Pending a final resolution by arbitration, the Owner shall pay the Contractor the amount certified in the Architect's final Statement for Payment.

13.5 If, subsequent to final payment and at the Owner's request, the Contractor incurs costs described in Article 7 and not excluded by Article 8 to correct defective or nonconforming Work, the Owner shall reimburse the Contractor such costs and the Contractor's Fee applicable thereto on the same basis as if such costs had been incurred prior to final payment, but not in excess of the Guaranteed Maximum Price, if any. If the Contractor has participated in savings as provided in Paragraph 5.2, the amount of such savings shall be recalculated and appropriate credit given to the Owner in determining the net amount to be paid by the Owner to the Contractor.

                                  ARTICLE 14
                                  ----------

                           MISCELLANEOUS PROVISIONS

14.1 Where reference is made in this Agreement to a provision of the General Conditions or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

14.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.
(Insert rate of interest agreed upon, if any.)

          Prime rate of AmSouth Bank N.A. in effect from time to time during the applicable period or periods during which payments are past due.

(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Contractor's principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosure or waivers.)

14.3 Other provisions: The Cost of the Work includes the cost of materials and equipment which are purchased on behalf of the Owner by the Contractor or a Subcontractor, as Agent for the Owner, and for which the Owner pays the vendor thereof directly. To facilitate appropriate accounting for the Project, Applications for Payment will contain the cost of all such materials and equipment and will also contain a credit to the Owner for the cost of such materials and equipment. In no event shall the Contractor or any Subcontractor be entitled to reimbursement or payment for any such materials or equipment.

                                  ARTICLE 15
                                  ----------

                           TERMINATION OR SUSPENSION

15.1 The Contract may be terminated by the Contractor or the Owner as provided in Article 14 of the General Conditions;

                                  ARTICLE 16
                                  ----------

                       ENUMERATION OF CONTRACT DOCUMENTS

16.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows:

16.1.1 The Agreement is this executed Standard Form of Agreement Between Owner and Contractor, AIA Document A111, 1987 Edition.

16.1.2 The General Conditions are the General Conditions of the Contract for Construction, attached hereto.

16.1.3 The Supplementary and other Conditions of the Contract are those contained in the following list of Contract Documents:

Document                           Title                       Pages

          Lohan Construction Documents through Addendum No. 13 dated 4/20/94 Lohan Training Center Design/Development Documents dated 12/14/93 L/S/W Design Development Documents dated 2/22/94
          (Training Center Interiors Only) Lohan Training Center
          Design/Development Documents dated 11/17/93.

      and the Clarifications dated March 2 and 3, 1994 attached hereto as
      Schedule 16.1.3.

16.1.4 The Specifications are those contained in (Either list the Specifications here or refer to an exhibit attached to this Agreement.)

Section                            Title                       Pages
Clarifications and Contract Documents listed in subparagraph 16.1.3 hereof.

16.1.5    The Drawings are:

(Either list the Drawings here or refer to an exhibit attached to this Agreement.)


Number                             Title                       Date

Contained in the Clarifications and Contract Documents listed in Subparagraph
16.1.3 hereof.

16.1.6    The Addenda, if any, are:

Contained in the Clarifications and Contract Documents listed in subparagraph
16.1.3 hereof.

Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this
Article 16.

16.1.7 Other Documents, if any, forming part of the Contract Documents are as follows:
(List here any additional documents which are intended to form part of the Contract Documents. The General Conditions provide that bidding requirements such as advertisement or invitation to bid, instructions to Bidders, sample forms and the Contractor's bid are not part of the Contract Documents unless enumerated in this Agreement. They should be listed here only if intended to be part of the Contract Documents.)

This Agreement is entered into as of the day and year first written above and is executed in at least three original copies of which one is to be delivered to the Contractor, one to the Architect for use in the administration of the Contract, and the remainder to the Owner.


OWNER                                           CONTRACTOR


/s/ Henry A. Long, Jr.                          /s/ M. James Gorrie
- ------------------------                        -------------------------
(Signature)                                     (Signature)




Henry A. Long, Jr.                              M. James Gorrie
Sr. Vice President                              Executive Vice President
- -----------------------------------------       -------------------------
(Printed name and title)                        (Printed name and title)